UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 23, 2004



                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



          Maryland                       0-24097                 59-3396369
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


                     450 South Orange Avenue                          32801
                         Orlando, Florida                           (Zip Code)
             (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 23, 2004, the board of directors of CNL Hospitality Properties, Inc. (the "Company") declared, subject to stockholder approval, a one-for-two reverse stock split of the Company's common stock. If the Company's stockholders approve the reverse stock split at the annual meeting of stockholders currently scheduled for July 30, 2004, the split will be effective following the close of business Monday, August 2, 2004, for shareholders of record on that date.

         Following the split, the number of common shares outstanding will decrease to approximately 151,820,546 from approximately 303,641,092 shares. The reverse split will occur prior to the completion of the proposed acquisition of the Company's external advisor, CNL Hospitality Corp., and the proposed public offering of common shares pursuant to a firm commitment underwritten offering of 35 million common shares on a post-split basis.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CNL HOSPITALITY PROPERTIES, INC.



Dated: July 27, 2004                        By: /s/Mark E. Patten
                                               ---------------------------------
                                               Name:  Mark E. Patten
                                               Title: Senior Vice President and
                                                      Chief Accounting Officer